UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 28, 2010

COBRA ELECTRONICS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-511	36-2479991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 West Cortland Street, Chicago, Illinois	60707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (773) 889-8870

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2010, the Compensation Committee of Cobra Electronics Corporation (the “Company”) approved an amendment to the 2010 Executive Incentive Payment Plan (the “Plan”) to reflect Ms. Sally Washlow’s promotion to Senior Vice President, Marketing and Sales of the Company.  The Plan is for the benefit of the Company’s executive officers, including the NEOs (other than Mr. James Bazet). Under the Plan, the NEOs are entitled to earn cash bonus compensation based upon the achievement by the Company of a pre-established performance goal for 2010 outlined in the Plan. The annual bonus to be received by Mr. Bazet is determined in accordance with the terms of his employment agreement. The performance goal consists of a targeted pre-tax profit level of the Company. One hundred percent of the “target” award for each participant in the Plan is based on the Company exceeding the target pre-tax profit levels. If the performance goal is exceeded, each participant will receive his or her pro rata portion (calculated based on the “target” award of such participant measured against the aggregate target awards of all participants) of such excess until all of the participants in the Plan receive their full “target” awards. Under the Plan, the “target” award for each NEO (other than Mr. Bazet) is 17.5% of his or her base salary. In addition, Messrs. Michael Smith and Anthony Mirabelli and Ms. Washlow will be entitled to receive an additional incentive payment equal to 17.5% of their respective base salaries (pro rated for term of employment) if the Company’s pre-tax profit exceeds a higher pre-established pre-tax profit level. For purposes of the Plan, “pre-tax profit” is calculated based on the Company’s consolidated results, without regard to extraordinary or other nonrecurring or unusual items in accordance with generally accepted accounting principles unless the Compensation Committee determines that any such item shall not be disregarded.

Item 9.01.  Financial Statements and Exhibits.

(d) The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit

10.1	2010 Executive Incentive Payment Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COBRA ELECTRONICS CORPORATION

	By:	/s/ Michael Smith
	Name:	Michael Smith
	Title:	Senior Vice President and
Chief Financial Officer

Date: August 3, 2010

EXHIBIT INDEX

The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit

10.1	2010 Executive Incentive Payment Plan, as amended